Exhibit 10.2

THIRD AMENDMENT TO LEASE (Innovation Park)

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into as of the 26th day of September, 2022 (“Effective Date”), by and between IQHQ-4 CORPORATE, LLC, a Delaware limited liability company (“Landlord”) and ONCORUS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease Agreement entered into as of

December 29, 2020 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of July 7, 2021, as amended by that certain Amended and Restated First Amendment to Lease dated October 25, 2021 and as amended by that certain Second Amendment to Lease dated as of November 17, 2021 (as so amended, the “Lease”), whereby Tenant leases certain premises (the “Premises”) containing 105,334 rentable square feet containing the entirety of Pod 3, Pod 4 and Pod 5 in the South Building (such building includes Pods 2, 3, 4 and 5) (“Building”) of the project (“Project”) now known as Innovation Park @ 4 Corporate Drive whose address is 4 Corporate Drive, Andover, Massachusetts, all as more particularly described in the Lease.

B. Pursuant to Section 9(a) and Exhibit A-1 of the Original Lease, Landlord has certain repair and maintenance responsibilities respecting the shared air handling unit referred to as ‘Air handler #6 and applicable Exhaust fan’ (“AHU6”), which AHU6 services the fitness center (“Gym”), and the management office (“Office”) in the Building, and portions of the Premises.

C Tenant desires to assume all of Landlord’s responsibilities under the Lease for the repair, maintenance and replacement of AHU6 and Landlord and Tenant wish to amend the Lease to (i) provide for Tenant to assume control of AHU6 and to assume Landlord’s obligations as to AHU6; and (ii) amend certain other terms of the Lease as more particularly set forth herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Lease.

2. AHU6. As of the Effective Date, Landlord and Tenant hereby agree as follows:

(a) Tenant shall assume all repair, maintenance and replacement obligations under the Lease with respect to AHU6 including, without limitation, Landlord’s obligations as set forth under Section 9(a) and Exhibit A-1 of the Lease and Landlord shall have no repair, maintenance or replacement or other obligations with respect to AHU6. All such repairs and maintenance to, and replacement of, AHU6 shall be performed at Tenant’s sole cost and expense and in compliance with the terms, provisions and conditions of the Lease.

(b) Tenant shall provide to Landlord Preventative Maintenance Reports for AHU6 in accordance with Tenant’s obligations under Section 9(b)(ii) of the Lease.

(c) Tenant shall ensure that all utilities associated with AHU6 are connected to Tenant’s separately metered utilities, and Tenant shall pay all utility costs associated with AHU6 directly to the service provider(s) as required by the Lease.

(d) Within a commercially reasonable time following the Effective Date, Tenant shall (with Landlord’s cooperation) ensure that AHU6 is connected to Tenant’s building management system, and upon reasonably notice from Landlord, Tenant shall allow Landlord read-only access to the controls, settings, and output readings of AHU6.

(e) Tenant shall ensure that the cfm distribution to the Gym and Office shall comply with the cfm distribution design for AHU6 during all Building Hours throughout the Term, as it may be extended. Within a commercially reasonable time following the Effective Date, Tenant shall provide an engineering report and/or rebalancing report to Landlord which report(s) confirms the then current cfm distribution measurements to the Gym and Office comply with the AHU6 distribution design.

(f) Tenant shall make diligent efforts to promptly provide temporary air conditioning and/or heating unit(s) to the Gym and/or Office in the event AHU6 is shutdown, inoperable, or is not providing sufficient heating or air conditioning to the Office and/or Gym for any reason, for a period exceeding two (2) business days.

(g) Tenant shall provide 24 hours’ prior written notice to Landlord (except in the case of emergency) of any planned or unplanned shutdowns of AHU6, or any repairs or maintenance to AHU6.

(h) If Tenant is unable to obtain FDA approval necessary to validate its manufacturing GMP space within the Premises for any reason related to AHU6 and, as a result, Tenant is required to obtain a new air handler and exhaust fan (or similar equipment) solely dedicated to the GMP space within the Premises, Tenant shall procure and install such new air handler and exhaust fan at Tenant’s sole cost and expense, provided that Landlord has approved Tenant’s design and installation plans for the new air handler and exhaust fan. Landlord agrees to work in good faith with Tenant to reassume its obligations with respect to AHU6 at such time on substantially the same terms as set forth under Section 9(a). Tenant shall be solely responsible for any costs and expenses associated with the reassumption of AHU6 by Landlord.

3. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Third Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Third Amendment.

4. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease,

and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.

5. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Third Amendment.

6. Counterparts/Electronic Signature. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Third Amendment may be executed by a party’s signature transmitted electronically (including by DocuSign), and copies of this Third Amendment executed and delivered by electronic means shall have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon electronic signatures as if such signatures were original wet signatures. Any party executing and delivering this Third Amendment by electronic means shall, if requested by the other party, promptly thereafter deliver a counterpart signature page of this Third Amendment containing said party’s original signature; provided, however, any failure to do so shall not affect the enforceability of this Third Amendment. All parties hereto agree that a signature page executed and delivered by electronic means may be introduced into evidence in any proceeding arising out of or related to this Third Amendment as if it were an original wet signature page.

[Signatures on following page]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the Effective Date first above written.

“LANDLORD” IQHQ-4 CORPORATE LLC,

a Delaware limited liability company

By: /s/ Tracy Murphy

Print Name: Tracy Murphy

Title: President

“TENANT” ONCORUS, INC.,

a Delaware corporation

By: /s/ Steve Harbin

Print Name: Steve Harbin

Title: COO & Chief of Staff